EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

BELL TECHNOLOGY GROUP LTD.

      The undersigned, being of legal age, in order to form a corporation under and pursuant to ss.101 et seq. of the General Corporation Law of the State of Delaware, does hereby set forth as follows:

      FIRST, the name of the corporation is BELL TECHNOLOGY GROUP LTD. (the "Company").

      SECOND, the address of the Company's registered office in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

      THIRD, the purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

      FOURTH, the Company shall have the authority to issue ten million (10,000,000) shares of Common Stock having a par value of $.01 per share. The Company shall also have the authority to issue five hundred thousand (500,000) shares of Preferred Stock having a par value of $.01 per share (the "Preferred Shares"). The Board of Directors of the Company (the "Board") shall have the right to authorize, by resolution of the Board adopted in accordance with the by-laws of the Company, the issuance of the preferred shares of stock and, in connection therewith, to (a) cause such shares to be issued in series; (b) the annual rate of dividends payable with respect to the Preferred Shares or series thereof; (c) the amounts payable upon redemption of the Preferred Shares; (d) the amounts payable upon liquidation or dissolution of the Company; (e) provisions as to voting, if any; and (f) such other rights, powers and preferences as the Board shall determine.

      FIFTH, the name and mailing address of the incorporator of the Company are:

                        Marc H. Bell
                        611 Broadway
                        New York, NY 10012

      SIXTH, the Company shall fully indemnify any director of the Company for monetary damages resulting from the breach of fiduciary duty as a director, to the extent permitted by section 102(b)(7) of the Delaware General Corporation Law; provided, however, that this provision shall not in any way eliminate or limit the liability of any director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under ss. 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit.

      SEVENTH, the Company reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

      IN WITNESS WHEREOF, the undersigned sets his name to this Certificate of Incorporation and affirms that the statements made herein are true under the penalties of perjury, this 28th day of September, 1995.


                              /s/ Marc H. Bell
                              -------------------------------
                              Marc H. Bell, Incorporator


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

                              CERTIFICATE OF MERGER
                                       OF
                          PFM TECHNOLOGIES CORPORATION
                                      INTO
                           BELL TECHNOLOGY GROUP LTD.

      Pursuant to Section 252(c) of the State of Delaware General Corporation
Law

      The undersigned, being the Surviving Corporation hereby sets forth as follows:

      FIRST: The name of the Surviving Corporation is Bell Technology Group Ltd.; its state of incorporation is the State of Delaware. The name of the Non-Surviving Corporation is PFM Technologies Corporation; its state of incorporation is the State of New York

      SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with
Section 252 of the State of Delaware General Corporation Law.

      THIRD: The Certificate of Incorporation of Bell Technology Group Ltd. shall be the Certificate of Incorporation of the Surviving Corporation.

      FOURTH: The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation; the address of said principal place of business is as follows:

                  Bell Technology Group Ltd.
                  611 Broadway, Suite 415
                  New York. NY 10012

      FIFTH: A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

      SIXTH: The authorized capital stock of the Non-Surviving Corporation which is incorporated under the laws of the State of New York is two hundred shares having no par value.

      IN WITNESS WHEREOF, this certificate is hereby executed on this 28th day of September, 1995.

                                    Bell Technology Group Ltd.

                                    By: /S/ Marc H. Bell
                                       --------------------------
                                       Marc H. Bell, President

ATTEST:

/s/ Jennifer Spain
-------------------------
Jennifer Spain, Secretary

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION
                                       of
                           BELL TECHNOLOGY GROUP LTD.

      Under Section 242 of the Delaware General Corporation Law

      BELL TECHNOLOGY GROUP LTD., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

1.    The name of the Corporation is Bell Technology Group Ltd.

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware, Division of Corporations on September 29, 1995.

3. The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to change the name of the Corporation and increase the number of shares authorized common stock of the corporation.

4. To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation of the Corporation, relating to the name of the Corporation, is hereby amended to read as follows:

      "FIRST: The name of the Corporation is Globix Corporation.

5.    Article FOURTH is hereby amended to read as follows:

      "FOURTH: The Corporation shall have the authority to issue twenty million (20,000,000) shares of Common Stock having a par value of $.01 per share. The Corporation shall also have the authority to issue five hundred thousand (500,000) shares of Preferred Stock having a par value of $.01 per share (the "Preferred Shares"). The Board of Directors of the Corporation (the "Board") shall have the right to authorize, by resolution of the Board adopted in accordance with the By-laws of the Corporation, the issuance of the Preferred Shares and, in connection therewith, to (a) cause such shares to be issued in series; (b) fix the annual rate of dividends payable with respect to the Preferred shares or series thereof;
      (c) fix the amount payable upon redemption of the Preferred shares; (d) fix the amount payable upon liquidation or dissolution of the Company; (e) fix provisions as to voting rights, if any; and (e) fix such other rights, powers and preferences as the Board shall determine."

6. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of Board of Directors of the Corporation, followed by a vote of the holders of a majority of shares of the Corporation present at a meeting and entitled to vote on said amendment of the Certificate of Incorporation.

      The effective time of the amendment herein certified shall be June 1, 1998.

      IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

May 8, 1998

                                            /s/  Marc H. Bell
                                            -----------------------------
                                            Marc H. Bell, President

Attest:

/s/ Paul Asher
----------------------------
Paul Asher, Secretary

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION
                                       of
                               GLOBIX CORPORATION

           Under Section 242 of the Delaware General Corporation Law

     GLOBIX CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

1.    The name of the Corporation is Globix Corporation.

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware, Division of Corporations on September 29, 1995 under the name Bell Technology Group Ltd.

3. The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to increase the number of shares of authorized common stock of the corporation.

4. To accomplish the foregoing amendment, Article FOURTH of the Certificate of Incorporation of the Corporation, is hereby amended to read as follows:

            "FOURTH: The Corporation shall have the authority to issue seventy-five million (75,000,000) shares of Common Stock having a par value of $.01 per share. The Corporation shall also have the authority to issue five hundred thousand (500,000) shares of Preferred Stock having a par value of $.01 per share (the "Preferred Shares"). The Board of Directors of the Corporation (the "Board") shall have the right to authorize, by resolution of the Board adopted in accordance with the By-laws of the Corporation, the issuance of the Preferred Shares and, in connection therewith, to
            (a) cause such shares to be issued in series; (b) fix the annual rate of dividends payable with respect to the Preferred shares or series thereof; (c) fix the amount payable upon redemption of the Preferred shares; (d) fix the amount payable upon liquidation or dissolution of the Company; (e) fix provisions as to voting rights, if any; and (e) fix such other rights, powers and preferences as the Board shall determine."

5. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of the Board of Directors of the Corporation, followed by a vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote on said amendment of the Certificate of Incorporation.

      IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

April 23, 1999


                                    By: /s/ Marc H. Bell
                                        -----------------------------
                                         Marc H. Bell President

Attest:


By:/s/ Paul Asher
   -------------------------
   Paul Asher, Secretary

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
                    SERIES A 7.5% CONVERTIBLE PREFERRED STOCK

                                       of

                               GLOBIX CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

      We, the undersigned, Brian Reach, Chief Financial Officer, and Paul Asher, Secretary, of Globix Corporation, a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

      RESOLVED, that, pursuant to Article FOURTH of the Certificate of Incorporation (which authorizes 500,000 shares of preferred stock, $.01 par value ("Preferred Stock")), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

      RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

            1. Number and Designation. 250,000 shares of the Preferred Stock of the Corporation shall be designated as Series A 7.5% Convertible Preferred Stock (the "Series A Preferred Stock") (including 170,000 shares of Series A Preferred Stock reserved exclusively for the payment of dividends pursuant to paragraph
4).

            2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

      "Affiliate" means, with respect to any specified person, any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

      "Board of Directors" means the Board of Directors of the Corporation.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

      "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

      "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Corporation; or (b) the Corporation consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which either (A) the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee corporation or its parent corporation and/or cash, securities or other property in an amount which could be paid by the Corporation under the terms of the Corporation's credit and financing agreements and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation, as applicable; or (B) the holders of the outstanding Voting Stock of the Corporation immediately prior to such transaction hold less than 50% of the outstanding Voting Stock of the surviving or transferee corporation or its parent corporation immediately after the transaction or (C) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

      "Common Stock" means the Corporation's common stock, par value $.01 per share.

      "Current Market Price" means the average of the daily Market Prices of the Common Stock for ten consecutive trading days immediately preceding the date for which such value is to be computed; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Ratio pursuant to paragraph 8(g)(i), (ii), (iii), (iv), (v) or (vi) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Ratio is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other that the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Ratio pursuant to paragraph 8(g)(i),
(ii), (iii), (iv), (v) or (vi) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Ratio is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph 8(g)(iv) or (v), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under paragraph 8(g)(vi), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for such day and the next two succeeding trading days; provided, however, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Ratio pursuant to paragraph 8(g)(i),
(ii), (iii), (iv), (v) or (vi) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Ratio is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (1) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Ratio are called for pursuant to paragraph 8(g), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of paragraph 8(g) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

      "Issue Date" means the original date of issuance of shares of Series A Preferred Stock.

      "Liquidation Preference" is an amount equal to $1,000.00 per share of Series A Preferred Stock.

      "Market Price" means, with respect to the Common Stock, on any given day,
(i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

      "Special Amount" means, with respect of any share of Series A Preferred Stock, all dividends and other amounts which have become payable in respect of such share under paragraph 4(a) but which have not been paid. The Special Amount with respect to any such share shall be reduced by the amount of any such dividends and other amounts actually paid in respect of such share under paragraph 4(c) (including any such amounts paid in shares of Series A Preferred Stock pursuant to paragraph 4(f)).

      "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

            3. Rank. (a) Any class or series of stock of the Corporation, whether now existing or hereafter created, shall be deemed to rank:

                  (i) prior to the Series A Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution (whether voluntary or involuntary) or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends or other amounts and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Series A Preferred Stock ("Senior Securities");

                  (ii) on a parity with the Series A Preferred Stock, either as to the payment of dividends or other amounts or as to distribution of assets upon liquidation, dissolution (whether voluntary or involuntary) or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of the Series A Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or other amounts or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation), without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                  (iii) junior to the Series A Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution (whether voluntary or involuntary) or winding up, or both, if such stock or series shall be Common Stock or if the holders of the Series A Preferred Stock shall be entitled by the terms thereof to receipt of dividends or other amounts, and of amounts distributable upon liquidation, dissolution or winding up, or both, in preference or priority to the holders of shares of such stock or series (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation) ("Junior Securities").

                  (b) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.

                  (c) The Series A Preferred Stock shall be subject to the creation of Junior Securities.

            4. Dividends. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at a rate per annum equal to seven and one-half percent (7.5%) of the Liquidation Preference per share and any additional amount at a rate per annum equal to seven and one-half percent (7.5%) of the Special Amount with respect to any share of Series A Preferred Stock (an "Additional Amount"), to be paid in accordance with the terms of this paragraph 4; provided, however, that, upon the failure by the Corporation to make the Change of Control Offer pursuant to paragraph 11 hereof, the dividend rate per annum shall increase to fifteen percent (15%) of the Liquidation Preference per share and any Additional Amount shall accrue at a rate of fifteen percent (15%) of the Special Amount with respect to a share of Series A Preferred Stock, each to be effective retroactively as of the date of the Change of Control; provided, further, that the dividend and Additional Amount rates shall be subject to further adjustment in accordance with paragraph 12(d) hereof. Such dividends and Additional Amounts shall be cumulative from the Issue Date and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless such day is not a Business Day, in which event such dividends and Additional Amounts shall be payable on the next succeeding Business Day) (each such date being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Each such dividend and Additional Amount shall be payable to the holders of record of shares of the Series A Preferred Stock as they appear on the share register of the Corporation on the corresponding Record Date. As used herein, the term "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors.

                  (b) The amount of dividends and Additional Amounts payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual seven and one-half percent (7.5%) rate by four (4); provided, however, that upon the failure by the Corporation to make the Change of Control Offer pursuant to paragraph 11 hereof, the amount of dividends and Additional Amounts payable for each full Dividend Period shall be computed by dividing the annual fifteen percent (15%) rate by four (4), such rate to be effective retroactively as of the date of the Change of Control; provided, further, that the dividend and Additional Amount rates shall be subject to further adjustment in accordance with paragraph 12(d) hereof. The amount of dividends and Additional Amounts payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of amounts payable under Section 4(a) hereof (including Special Amounts and Additional Amounts), on the Series A Preferred Stock. Except as expressly provided herein, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

                  (c) Special Amounts for any past Dividend Periods may be declared and paid in shares of Series A Preferred Stock on any subsequent Dividend Payment Date, to holders of record on the corresponding Record Date.

                  (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividend, except any dividend paid to effectuate a stock split and except as described in the next succeeding sentence, shall be declared or paid or set apart for payment or other distribution on any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Parity Securities or Junior Securities), unless in each case all Special Amounts have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on or redemption of such class or series of Parity Securities. When Special Amounts and Additional Amounts are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all Special Amounts declared upon shares of the Series A Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of Special Amounts and Additional Amounts accumulated and unpaid on the Series A Preferred Stock and dividends accumulated and unpaid on such Parity Securities.

                  (e) So long as any shares of the Series A Preferred Stock are outstanding, no dividend, (except paid to effectuate a stock split) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities (other than under a shareholders' right plan), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (any such dividend, distribution, redemption or purchase being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) all Special Amounts on all outstanding shares of the Series A Preferred Stock and accrued and unpaid dividends on any other Parity Securities shall have been paid or set apart for payment for all past

Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend and Additional Amount for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to any Parity Securities.

                  (f) The Corporation may pay current dividends, or dividends or Additional Amounts that have accrued from the last Dividend Payment Date through the date of payment, at its election, in cash or shares of Series A Preferred Stock or any combination thereof. The Corporation may pay accrued dividends (including accrued and unpaid dividends), Additional Amounts (including accrued and unpaid Additional Amounts) and Special Amounts and any dividends accrued thereon only in shares of Series A Preferred Stock. The number of shares of Series A Preferred Stock to be issued in circumstances when dividends, Additional Amounts or Special Amounts are paid with additional shares of Series A Preferred Stock will equal the cash amount of the dividend, Additional Amount or Special Amount, if any, payable (but for the operation of this Section 4(f)), divided by the Liquidation Preference, rounded to the nearest full share, up or down, after taking into account all shares of Series A Preferred Stock owned by the holder thereof, provided that if the resulting fractional share held by such holder equals one-half or more of a share of Series A Preferred Stock, such fractional share shall be rounded up to the nearest full share.

            5. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock an amount in cash equal to the Liquidation Preference, plus the Special Amount in respect of such share, plus an amount equal to all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on all Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and all such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full. For the purposes of this paragraph 5, (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                  (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Parity Securities shall not be entitled to share therein.

            6. Redemption. (a) The Series A Preferred Stock shall be redeemable by the Corporation on or after November 15, 2004. After such date, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series A Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share equal to the Liquidation Preference, plus the Special Amount in respect of such share, plus an amount equal to all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for redemption, without interest.

                  (b) To the extent the Corporation shall have funds legally available for such payment, on November 15, 2014, the Corporation shall redeem all outstanding shares of the Series A Preferred Stock, if any, at a redemption price per share in cash equal to the Liquidation Preference, plus the Special Amount in respect of such share, plus an amount equal to all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to such date, without interest.

                  (c) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be predesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series A Preferred Stock shall be reissued or sold as Series A Preferred Stock.

                  (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Preferred Stock pursuant to paragraph 6(b) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series A Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Preferred Stock) or (ii) declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

            7. Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share).

            (b) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) the then current Conversion Ratio; and (vi) that dividends and Additional Amounts on the shares to be redeemed will cease to accrue on such redemption date.

            (c) Notice having been mailed as aforesaid, from and after the redemption date, dividends and Additional Amounts on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, said shares shall no longer be deemed outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. The Corporation's obligation to provide moneys in accordance with this Section 7(c) shall be deemed fulfilled if, on or before the applicable redemption date, the Corporation shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a combined capital and surplus of at least $1,000,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited to which holders of Series A Preferred Stock are lawfully entitled but which are unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series A Preferred Stock so called for redemption shall look only to the Corporation for payment of the applicable redemption price. The election by the Corporation to redeem shares of Series A Preferred Stock shall become irrevocable only on the redemption date included in the relevant notice.

            (d) Notwithstanding anything to the contrary contained herein, if the Corporation's notice of redemption has been given pursuant to this
      Section 7 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the third Business Day immediately preceding the redemption date, give written notice to the Corporation of the conversion of any and all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then such shares shall not be redeemed and the conversion of such shares to be redeemed shall become effective as provided in Section 8.

            8. Conversion. (a) Subject to the provisions of this paragraph 8, the holders of the shares of Series A Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio as of any date shall be an amount equal to the sum of (i) the Liquidation Preference, (ii) the Special Amount and (iii) an amount equal to all dividends and the Additional Amount accrued thereon from the last Dividend Payment Date to such date, divided by $40, subject to adjustment from time to time pursuant to paragraph 8(g) hereof. Notwithstanding any call for redemption pursuant to paragraph 6, the right to convert shares so called for redemption shall terminate at the close of business on the third Business Day immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

            (b) (i) In order to exercise the conversion privilege, the holder of the shares of Series A Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

                  (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee,
            (y) a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 8, any cash adjustment required pursuant to Section 8(f), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series A Preferred Stock not being so converted.

                  (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock surrendered times the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non- assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing the shares of Series A Preferred Stock to be converted, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing the shares of Series A Preferred Stock not converted.

            (c) (i) Upon delivery to the Corporation by a holder of shares of Series A Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

                  (ii) If a holder of Series A Preferred Stock delivers to the
            Corporation a notice of election to convert, the Series A Preferred Stock to be converted shall cease to accrue dividends and Additional Amounts pursuant to paragraph 4 but shall continue to be entitled to receive pro rata dividends and Additional Amounts for the period from the last Dividend Payment Date to the date of delivery of the notice of election to convert in preference to and in priority over any dividends on any Junior Securities.

                  (iii) Except as provided above and in paragraph 8(g), the
            Corporation shall make no payment or adjustment for accrued and unpaid dividends or Additional Amounts on shares of Series A Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

            (d) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Preferred Stock.

                  (ii) Prior to the delivery of any securities which the
            Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

            (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

            (f) In connection with the conversion by a holder of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be required to be issued to such holder, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the Business Day on which such shares of Series A Preferred Stock are deemed to have been converted.

            (g) (i) In case the Corporation shall at any time after the date of issue of the Series A Preferred Stock (A) declare a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding Common

Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other Person, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause 8 (g) (i) (C) , 8 (g)
(i) (D) or 8(g) (i) (E) above) which, if this Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification assuming such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("constituent person"), or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subparagraph 8(g) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

                  (ii) In case the Corporation shall issue or sell any Common
            Stock (other than Common Stock issued (A) pursuant to the Corporation's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Corporation approved by the Board of Directors, (B) as consideration for the acquisition of a business or of assets, (C) in a firmly committed underwritten public offering when either (i) the underwriting discount is less than 5%, or (ii) the offering price per share is greater than the Conversion Price,
            (D) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, or (E) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraph 8(g)(i) or 8(g)(iii) hereof or the issuance of which did not require adjustment hereunder) without consideration or for a consideration per share less than the Current Market Price on the date of such issuance, or shall issue securities convertible into Common Stock having a conversion price per share less than the Current Market Price at the date of issuance of such convertible security, the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible securities, issued on conversion), and (2) the denominator of which shall be the sum of
            (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of additional shares of Common Stock so issued or sold (or issuable on conversion) would purchase at the Current Market Price in effect immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

                  (iii) In case the Corporation shall fix a record date for the issuance of rights, options or warrants (other than rights, options or warrants issued (A) pursuant to the Corporation's existing or future stock option plans or pursuant to any other existing or future Common Stock-related director or employee compensation plan of the Corporation approved by the Board of Directors, (B) as consideration for the acquisition of a business or of assets, (C) in a firmly committed underwritten public offering when either (i) the underwriting discount is less than 5%, or (ii) the offering price per share is greater than the Conversion Price, (D) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, or (E) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraph 8(g)(i) or 8(g)(ii) hereof or the issuance of which did not require adjustment hereunder) to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to paragraph 8(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire in whole or in part unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8(g)), the Conversion Ratio shall again be adjusted as follows: (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Ratio shall be the Conversion Ratio that would then be in effect if such record date had not been fixed; (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Ratio shall be adjusted pursuant to paragraph 8(g)(ii) to reverse the adjustment with respect to rights, options or warrants that have lapsed or expired unexercised; and (C) in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled, the Conversion Ratio shall be adjusted to reflect the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Ratio shall be made upon the issuance or sale of Common Stock upon the exercise of any rights, options or warrants to subscribe for or purchase Common Stock, if any adjustment in the Conversion Ratio was made or required to be made upon the record date for the issuance or sale of such rights, options or warrants under this clause 8(g)(iii).

                  Rights or warrants distributed by the Corporation to holders of shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this paragraph 8
            (g)(iii) (and no adjustment to the Conversion Ratio under this paragraph 8(g)(iii) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Ratio under this paragraph 8 (g)(iii) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the first issuance of shares of Series A Preferred Stock, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Ratio under this paragraph 8(g)(iii) was made, (1) in the case of any such rights or warrants which shall have been redeemed or repurchased without exercise by any holders thereof, the Conversion Ratio shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Ratio shall be readjusted as if such rights and warrants had not been issued.

                  (iv) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than (x) dividends payable in Common Stock or rights, options or warrants referred to in paragraph 8(g)(i) or 8(g)(iii) hereof for which an adjustment was made, (y) exclusive cash dividends, or (z) distributions of stock or assets having an aggregate fair market value of less than $7.5 million on a cumulative basis), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Market Price on such record date, and (B) the denominator of which shall be the Current Market Price on such record date, less the fair market value (determined as set forth in paragraph 8 (g) (ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

                  For purposes of this paragraph 8(g)(iv) and paragraph 8(g)(i)
            and 8(g)(iii), any dividend or distribution to which this paragraph 8(g)(iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which paragraph 8(g)(i) or 8(g)(iii) applies (or both) shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which paragraph 8(g)(i) or 8(g)(iii) applies (and any Conversion Ratio adjustment required by this paragraph 8(g)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Ratio adjustment required by paragraph 8(g)(i) or 8(g)(iii) with respect to such dividend or distribution shall then be made).

                  (v) If the Corporation shall, by dividend or otherwise,
            distribute to holders of its shares of Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which paragraph 8(h) applies or as part of a distribution referred to in paragraph 8(g)(iv)) in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to holders of its shares of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph 8(g)(v) has been made, and (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Corporation for all or any portion of the shares of Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to paragraph 8(vi) has been made, exceeds 5% of the Corporation's consolidated net income for the preceding fiscal year then, and in each such case, immediately after the close of business on such date, the Conversion Ratio shall be increased so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the close of business on such record date by a fraction and (1) the numerator of which shall be equal to the Current Market Price on such record date; (2) the denominator of which shall be equal to the Current Market Price on the record date less an amount equal to the quotient of (x) the excess of such combined amount over 5% of the Corporation's consolidated net income for the preceding fiscal year and (y) the number of shares of Common Stock outstanding on the record date; provided, however, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the shares of Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall have the right to receive upon conversion of a shares of Series A Preferred Stock (or any portion thereof) the amount of cash such holder would have received had such holder converted such share of Series A Preferred Stock (or portion thereof) immediately prior to such record date. If such dividend or distribution is not so paid or made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such dividend or distribution had not been declared.

                  (vi) If a tender offer made by the Corporation or any of its
            Subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Corporation or any of its Subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph 8(g)(vi) has been made and (B) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph 8(g)(v) has been made, exceeds 5% of the Corporation's consolidated net income for the preceding fiscal year, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Ratio shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the shares of Common Stock on the trading day next succeeding the Expiration Time, such adjustment (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Corporation is obligated to purchase shares pursuant to any such tender offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such tender offer had not been made. If the application of this paragraph 8(g)(vi) to any tender offer would result in a decrease in the Conversion Ratio, no adjustment shall be made for such tender offer under this paragraph 8(g)(vi).

                  (vii) In the event that, at any time as a result of the
            provisions of this paragraph 8(g), a holder of Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

            (h) Subject to paragraph 9 hereof, in case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation, or in case of any merger of another corporation into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), or in case of any sale, conveyance or transfer of 50% or more of the assets of the Corporation, the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, during the period such share of Series A Preferred Stock shall be convertible as specified in Paragraph 8(a), to convert such share of Series A Preferred Stock only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of shares of Common Stock of the Corporation into which such share of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of shares of Common Stock of the Corporation failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Common Share of the Corporation in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this paragraph 8 the kind and amount securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount of so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 8. The above provisions of this paragraph 8 shall similarly apply to successive consolidations, mergers, conveyance or transfers.

                   (i)  In case:

                        (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

                        (ii) the Corporation shall authorize the granting to all holders of its shares of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                        (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the Corporation's outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale, conveyance or transfer of all or substantially all the assets of the Corporation; or

                        (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then the Corporation shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series A Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the shares of a Series A Preferred Stock Register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this paragraph 8(i) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

            (j) All adjustments pursuant to this paragraph 8 shall be notified to the holders of the Series A Preferred Stock and such notice shall be accompanied by a schedule of computations of the adjustments.

      9. Voting Rights. (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 9 or as otherwise provided by law.

            (b) Each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters that the holders of Common Stock are entitled to vote upon on at a meeting of stockholders of the Corporation, except that with respect to the election of directors of the Corporation, except as set forth in clause (c) below, the shares of Series A Preferred Stock shall automatically be voted in the same proportion as the votes of the holders of Common Stock. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast by in such vote by a holder of the shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such vote or, if no such record date is established, on the date any written consent of stockholders is solicited.

            (c) For so long as members of the HMTF Group own (A) either (i) 50% or more of the shares of Series A Preferred Stock issued to members of the HMTF Group on the Closing Date under the Stock Purchase Agreement dated as of November 5, 1999 (together with any equity securities into which such shares are exchanged or converted, the "HMTF Issued Series A Preferred Shares") (ii) an amount of Common Stock issued upon conversion of 50% or more of the HMTF Issued Series A Preferred Shares or (iii) any combination of HMTF Issued Series A Preferred Shares and Common Stock issued upon conversion of HMTF Issued Series A Preferred Shares that, if taken together, would represent (if all HMTF Issued Series A Preferred Shares were converted) an amount of Common Stock issuable upon conversion of 50% or more of the HMTF Issued Series A Preferred Shares, the number of directors then constituting the Board of Directors shall be increased by two and the HMTF Holders, voting as a single class, shall be entitled to elect the two additional directors (the "Buyer Directors") to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the HMTF Holders called as hereinafter provided, or (B) either (i) 25% or more of (but less than 50% of) the shares of Series A Preferred Stock issued to members of the HMTF Group on the Closing Date under the Stock Purchase Agreement dated as of November 4, 1999 (the "HMTF Issued Series A

      Preferred Shares"), (ii) an amount of Common Stock issued upon conversion of 25% or more of (but less than 50% of) the HMTF Issued Series A Preferred Shares or (iii) any combination of HMTF Issued Series A Preferred Shares and Common Stock issued upon conversion of HMTF Issued Series A Preferred Shares that, if taken together, would represent (if all HMTF Issued Series A Preferred Shares were converted) an amount of Common Stock issuable upon conversion of 25% or more of (but less than 50% of) the HMTF Issued Series A Preferred Shares, the HMTF Holders, voting as a single class, shall be entitled to elect only one additional Buyer Director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the HMTF Holders called as hereinafter provided. At any time after voting power to elect a director shall have become vested and be continuing in the HMTF Holders pursuant to this paragraph, or if a vacancy shall exist in the office of a director elected by the HMTF Holders, a proper officer of the Corporation may, upon the written request of the holders of record of at least fifty percent (50%) of the HMTF Issued Series A Preferred Shares then outstanding addressed to the Secretary of the Corporation, call a special meeting of the HMTF Holders for the purpose of electing the additional Buyer Director that such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty
      (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of at least twenty-five percent (25%) of the HMTF Issued Series A Preferred Shares may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of HMTF Issued Series A Preferred Shares so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof. In the event the HMTF Group loses the right to nominate one or more Buyer Directors pursuant to the first sentence of this paragraph 9(c), then the HMTF Group shall direct one or more Buyer Directors to tender his resignation (which resignation need not be accepted by the board of directors). "HMTF Group" means Hicks, Muse, Tate & Furst Incorporated, a Texas corporation, and its Affiliates, the Buyer and its Affiliates, and their respective officers, directors, partners, members, stockholders and employees (and members, stockholders and employees (and members of their respective families and trusts for the primary benefit of such family members), and "HMTF Holders" shall mean the members of the HMTF Group holding HMTF Issued Series A Preferred Shares or the Common Stock into which such shares are converted.

            (d) In the event the HMTF Group elects to have the Board of Directors appoint the Buyer Directors, it shall so notify the Corporation in writing and the Corporation shall (i) increase the size of the Board of Directors by two and fill the vacancies created thereby by electing the Buyer Directors and (ii) in connection with the meeting of shareholders of the Corporation next following such election, nominate such Buyer Directors for election as directors by the stockholders and use its best efforts to cause the Buyer

      Directors to be so elected. If a vacancy shall exist in the office of a Buyer Director, the HMTF Group shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of stockholders of the Corporation next following such election, nominate such successor for election as director by the stockholders and use its best efforts to cause the successor to be so elected.

            (e) If the Corporation shall have failed to discharge its Mandatory Redemption Obligation, the number of directors then constituting the Board of Directors shall be increased by one (in addition to any directors appointed or elected pursuant to paragraph 9(c) or (d) hereof) and the HMTF Holders, voting as a single class, shall be entitled to elect the additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the HMTF Holders called as hereinafter provided. Whenever the Corporation shall have fulfilled its Mandatory Redemption Obligation, then the right of the HMTF Holders to elect such additional director shall cease and the term of office of any person so elected as director by the HMTF Holders shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

            (f) Without the written consent of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares or the vote of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares at a meeting of the holders of Series A Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designations so as to adversely affect the preferences (including, without limitation, liquidation preferences, conversion price, dividend rate and preferences and Optional Redemption provisions), rights or powers of the Series A Preferred Stock or to authorize the issuance or sale of any additional shares of Series A Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the liquidation preference of the Series A Preferred Stock shall require the written consent of holders of two-thirds of the outstanding HTMF Issued Series A Preferred Shares or the vote of holders of two-thirds of the outstanding HTMF Issued Series A Preferred Shares at a meeting of the holders of HTMF Issued Series A Preferred Shares called for such purpose.

                   (g) Without the written consent of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares or the vote of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any Senior Securities or Parity Securities.

                   (h) Without the written consent of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares or the vote of holders of a majority of the outstanding HTMF Issued Series A Preferred Shares at a meeting of the holders of

      HMTF Issued Series A Preferred Shares called for such purpose, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a plan of liquidation unless: either
      (1) the Corporation is the surviving or continuing person and the Series A Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Series A Preferred Stock or (2) (i) the person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Corporation substantially as an entirety or in the case of a plan of liquidation, the person to which assets of the Corporation have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia and (ii) the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting person, having in respect of such successor, transferee or resulting person, the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

            (i) In exercising the voting rights set forth in this paragraph 9, except as otherwise provided in paragraph 9(b), each share of Series A Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock shall have with respect to such matters one vote per $1,000 (or fraction thereof) of the aggregate Liquidation Preference plus Special Amounts. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

            (j) Upon the occurrence of a Change of Control if the Corporation shall have failed to make the Change of Control Offer in accordance with paragraph 11 hereof, thereafter, but subject to the provisions of paragraph 12(d) hereof, the consent of the holders of a majority of the shares of the HMTF Issued Series A Preferred Shares, voting as a separate class, shall also be required to approve (i) any subsequent merger, consolidation, recapitalization or other business combination involving the Corporation or any material subsidiary, (ii) a sale of 50% or more of the assets of the Corporation on a consolidated basis, and (iii) the payment of any cash dividends to holders of, or the redemption or repurchase of, Pari Passu Securities or Junior Securities.

            10. Change of Control Payment. Notwithstanding anything to the contrary contained in paragraph 4(b) hereof, upon the occurrence of a Change of Control prior to the fifth anniversary of the Issue Date of the Series A Preferred Stock, the Corporation shall pay, and the holders of the shares of Series A Preferred Stock shall be entitled to receive, an amount (the "Change of Control Payment") payable in shares of Series A Preferred Stock, cash or any combination thereof, at the option of the Corporation, on each outstanding share of Series A Preferred Stock, equal to the excess of (1) the amount that the Liquidation Preference on one share of Series A Preferred Stock would be if (i) such share had been outstanding from the date of original issuance of the Series A Preferred Stock to the fifth anniversary of the date of original issuance of the Series A Preferred Stock and no dividends had been declared and paid on such share and (ii) such fifth anniversary was a Dividend Payment Date (such that the accumulated dividends thereon would have been added to the Liquidation Preference thereof) over (2) the amount of the actual Liquidation Preference of such outstanding share of Series A Preferred Stock on the Change of Control date plus the amount of any dividends previously received (i.e. declared and paid) thereon. The Change of Control Payment shall not affect (i) the right of the holders of shares of Series A Preferred Stock to convert such shares pursuant to paragraph 8 hereof, (ii) the continued accrual of dividends pursuant to paragraph 4(a) on the outstanding shares of Series A Preferred Stock during such five-year period or thereafter, (iii) except as expressly set forth in this subparagraph 10, any other provision hereof relating to the payment of dividends or (iv) the provisions of paragraph 11 or paragraph 12 hereof. Notwithstanding the foregoing, the Change of Control Payment payable pursuant to this paragraph 10 shall be subject to the following limitations:

            (1) Upon a Change of Control on or prior to the second anniversary of the date of the initial issuance of the Series A Preferred Stock, the aggregate Change of Control Payment shall not exceed the amount of shares or cash necessary to ensure that if all of the shares of Series A Preferred Stock then outstanding were converted or redeemed for cash on such date, the holders of such Series A Preferred Stock would receive aggregate consideration with a fair market value determined as set forth in paragraph 8(g)(ii) hereof of no less than the product of (i) three (3), multiplied by (ii) the aggregate Liquidation Preference on the date of the Change of Control of all outstanding shares of Series A Preferred Stock.

            (2) Upon a Change of Control after the second anniversary, but on or prior to the third anniversary, of the date of the initial issuance of the Series A Preferred Stock, the aggregate Change of Control Payment shall not exceed the amount of shares or cash necessary to ensure that if all of the shares of Series A Preferred Stock then outstanding were converted or redeemed for cash on such date, the holders of such Series A Preferred Stock would receive aggregate consideration with a fair market value determined as set forth in paragraph 8(g)
                  (ii) hereof of no less than the product of (i) four (4), multiplied by (ii) the aggregate Liquidation Preference on the date of the Change of Control of all outstanding shares of Series A Preferred Stock.

            (3) Upon a Change of Control after the third anniversary, but on or prior to the fourth anniversary of, the date of the initial issuance of the Series A Preferred Stock, the aggregate Change of Control Payment shall not exceed the amount of shares or cash necessary to ensure that if all of the shares of Series A Preferred Stock then outstanding were converted or redeemed for cash on such date, the holders of such Series A Preferred Stock would receive aggregate consideration with a fair market value determined as set forth in paragraph 8(g) (ii) hereof of no less than the product of (i) five (5), multiplied by (ii) the aggregate Liquidation Preference on the date of the Change of Control of all outstanding shares of Series A Preferred Stock.

            (4) Upon a Change of Control after the fourth anniversary, but prior to the fifth anniversary of, the date of the initial issuance of the Series A Preferred Stock, the aggregate Change of Control Payment shall not exceed the amount of shares or cash necessary to ensure that if all of the shares of Series A Preferred Stock then outstanding were converted or redeemed for cash on such date, the holders of such Series A Preferred Stock would receive aggregate consideration with a fair market value determined as set forth in paragraph 8(g)(ii) hereof of no less than the product of (i) six (6), multiplied by (ii) the aggregate Liquidation Preference on the date of the Change of Control of all outstanding shares of Series A Preferred Stock.

            11. Change of Control Offer.

            (a) Upon the occurrence of a Change of Control, the Corporation shall have the right, but not the obligation, to offer (the "Change of Control Offer") to repurchase the shares of Series A Preferred Stock at a purchase price per share in cash equal to 101% of the Liquidation Preference of each share of Series A Preferred Stock repurchased, plus 101% of the Special Amount in respect of such share, plus an amount equal to 101% of all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for repurchase (the "Change of Control Purchase Amount"). Within 20 days following any Change of Control, the Corporation shall mail a notice to each holder of shares of Series A Preferred Stock (with a copy to the Registrar) describing the transaction or transactions that constitute the Change of Control and, if the Corporation so elects, offering to repurchase shares of Series A Preferred Stock on a date specified in such notice (the "Change of Control Purchase Date"), which date shall be no earlier than 90 days and no later than 120 days from the date such notice is mailed, pursuant to the procedures required by Section 6 and described in such notice. The failure of the Corporation to make such Change of Control Offer within such 20-day period shall constitute an irrevocable waiver of the Corporation's right to make such Change of Control Offer solely with the respect to the relevant Change of Control and shall result in the increased dividend rate referred to in paragraph 4 (a) hereof and the special voting rights referred to in 9(j) hereof becoming applicable effective as of the date of the Change of Control. The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Series A Preferred Stock as a result of a Change of Control.

            (b) On the Change of Control Purchase Date, the Corporation shall, to the extent lawful:

            (1) accept for payment all shares of Series A Preferred Stock properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the paying agent an amount equal to the Change of
                Control Purchase Amount in respect of all shares of Series A Preferred Stock so tendered; and

            (3) deliver or cause to be delivered to the Registrar all
                certificates for shares of Series A Preferred Stock so accepted together with an officer's certificate stating the aggregate number of shares being purchased by the Corporation.

            (c) The paying agent shall promptly mail to each holder of shares of Series A Preferred Stock so tendered the Change of Control Purchase Amount for such shares of Series A Preferred Stock, and the Registrar shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new certificate for any shares of Series A Preferred Stock not tendered that are represented by the surrendered certificate. The Corporation shall notify each holder of Series A Preferred Stock the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

            (d) The provisions of this paragraph that permit the Corporation to make a Change of Control Offer shall be applicable regardless of whether any other provisions of this certificate are applicable. Except as set forth in this paragraph, no holder of shares of Series A Preferred Stock shall have any right to require the Corporation to repurchase or redeem the shares of Series A Preferred Stock in the event of a takeover, recapitalization or other similar transaction.

                    12. Purchase Offer.

            (a) If the Corporation shall elect not to make, or shall fail to make, the Change of Control Offer following the occurrence of a Change of Control pursuant to paragraph 11 hereof within the 20-day period specified therein, then in addition to the redemption rights that the Corporation may exercise pursuant to paragraph 6 hereof after November 5, 2004, the Corporation shall also have the right (but not the obligation), at any time and from time to time prior to November 5, 2004, to offer (the "Purchase Offer") to repurchase the shares of Series A Preferred Stock at a purchase price per share in cash equal to 101% of the Liquidation Preference of each share of Series A Preferred Stock repurchased, plus 101% of the Special Amount in respect of such share, plus an amount equal to 101% of all dividends and the Additional Amount accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for repurchase (the "Purchase Payment"). If the Corporation elects to make a Purchase Offer, the Corporation shall mail a notice to each holder of shares of Series A Preferred Stock (with a copy to the Registrar) offering to repurchase shares of Series A Preferred Stock on a date specified in such notice (the "Purchase Payment Date"), which date shall be no earlier than 90 days and no later than 120 days from the date such notice is mailed, pursuant to the procedures required by Section 6 and described in such notice. The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Series A Preferred Stock hereunder.

                  (b) On the Purchase Payment Date, the Corporation shall, to the extent lawful:

                  (1) accept for payment all shares of Series A Preferred Stock properly tendered pursuant to the Purchase Offer;

                  (2) deposit with the paying agent an amount equal to the Purchase Payment in respect of all shares of Series A Preferred Stock so tendered; and

                  (3) deliver or cause to be delivered to the Registrar all certificates for shares of Series A Preferred Stock so accepted together with an officer's certificate stating the aggregate number of shares being purchased by the Company.

                  (c) The paying agent shall promptly mail to each holder of shares of Series A Preferred Stock so tendered the Purchase Payment for such shares of Series A Preferred Stock, and the Registrar shall promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new certificate for any shares of Series A Preferred Stock not tendered that are represented by the surrendered certificate. The Corporation shall notify the holders of Series A Preferred Stock the results of the Purchase Offer on or as soon as practicable after the Purchase Payment Date.

                  (d) If a holder of shares of Series A Preferred Stock elects not to, or otherwise fails to, properly tender shares of Series A Preferred Stock into the Purchase Offer, then (i) with respect to each share of Series A Preferred Stock that such holder fails to tender, the Liquidation Preference, the Special Amount and all dividends and the Additional Amount that have accrued thereon or been paid thereon in shares of Series A Preferred Stock from the effective date of any increase in the dividend rate effected pursuant to paragraph 4 (following the failure of the Company to make the Change of Control Offer) through the expiration date of the Purchase Offer made pursuant to paragraph 12 shall be recalculated as if the dividend rate applicable to each share of Series A Preferred Stock for such period had been seven and one-half percent (7.5%); (ii) any dividends and any Additional Amount applicable to periods following the expiration of the Purchase Offer with respect to each such share shall be computed at a rate of seven and one-half percent (7.5%) per annum; (iii) the amount of dividends and the Additional Amount payable for each full Dividend Period for the Series A Preferred Stock applicable to periods following the expiration of the Purchase Offer shall be computed by dividing seven and one-half percent (7.5%) by four (4); and (iv) the special voting provisions provided in paragraph 9(j) shall terminate on the expiration date of the Purchase Offer, in each case subject to reinstatement upon a subsequent Change of Control.

            13. Limitation and Rights Upon Insolvency. Notwithstanding any other provision of this Certificate of Designations, the Corporation shall not be required to pay any dividend on, or to pay any amount in respect of any redemption of, the Series A Preferred Stock at a time when immediately after making such payment the Corporation is or would be rendered insolvent (as defined by applicable law), provided that the obligation of the Corporation to make any such payment shall not be extinguished in the event the foregoing limitation applies.

            14. Reports. So long as any of the Series A Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series A Preferred Stock with reports containing the same information as would be required in such reports.

            15. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Corporation to Globix Corporation, 139 Centre Street, New York, New York, 10012, Attention: Chief Financial Officer, or to an agent of the Corporation designated as permitted by the Certificate of Incorporation or, if to any holder of the Series A Preferred Stock, to such holder at the address of such holder of the Series A Preferred Stock as listed in the stock record books of the Corporation; or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

      16. General Provisions. (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

            (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

            (c) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

            (d) Each holder of shares of Series A Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

IN WITNESS WHEREOF, Globix Corporation has caused this Certificate of Designations to be signed and attested by the undersigned this 3rd day of December, 1999.

                                          GLOBIX CORPORATION

                                          By:  /s/ Brian L. Reach
                                             -------------------------------
                                          Name: Brian L. Reach
                                          Title: Chief Financial Officer


                                          By:  /s/ Paul Asher
                                             -------------------------------
                                          Name: Paul Asher
                                          Title: Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               GLOBIX CORPORATION

            UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

      Globix Corporation, a corporation organized and existing under the laws of the State of Delaware under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

      1.The name of the Corporation is Globix Corporation.

      2.The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware, Division of Corporations on September 29, 1995 under the name Bell Technology Group Ltd.

      3.The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to increase the number of shares authorized common stock of the corporation.

      4. To accomplish the foregoing amendment, Article FOURTH of the Certificate of Incorporation of the Corporation, is hereby amended to read as follows:

      "FOURTH: The Corporation shall have the authority to issue five hundred million (500,000,000) shares of Common Stock having a par value of $.01 per share. The Corporation shall also have the authority to issue five million (5,000,000) shares of Preferred Stock having a par value of $.01 per share (the "Preferred Shares"). The Board of Directors of the Corporation (the "Board") shall have the right to authorize, by resolution of the Board adopted in accordance with the By-laws of the Corporation, the issuance of the Preferred Shares and, in connection therewith, to (a) cause such shares to be issued in series; (b) fix the annual rate of dividends payable with respect to the Preferred shares or series thereof;
      (c) fix the amount payable upon redemption of the Preferred shares; (d) fix the amount payable upon liquidation or dissolution of the Company; (e) fix provisions as to voting rights, if any; and (e) fix such other rights, powers and preferences as the Board shall determine."

      5.The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of Board of Directors of the Corporation, followed by a vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote on said amendment of the Certificate of Incorporation.

      IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.


April 4, 2000

                                          By:  /s/ Marc H. Bell
                                             ----------------------------
                                                    Marc H. Bell
                                              Chairman, President and
                                               Chief Executive Officer


                                          Attest:

                                          By:    /s/ Paul Asher
                                             ---------------------------
                                                Paul Asher, Secretary


                                      -2-